Exhibit 10.14

PLEDGE AGREEMENT

(Subsidiary)

This PLEDGE AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 3rd day of March, 2016 by MOPHIE INC., a California corporation (the “Pledgor”), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent under the Credit Agreement, as hereinafter defined (the “Administrative Agent”), for the benefit of the Administrative Agent and the Lenders, as hereinafter defined.

1. Recitals.

ZAGG Inc, a Nevada corporation (the “Borrower”), is entering into that certain Credit and Security Agreement, dated as of March 3, 2016, with the lenders from time to time party thereto (together with their respective successors and assigns, collectively, the “Lenders” and, individually, each a “Lender”), and the Administrative Agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”). The Pledgor desires that the Lenders grant to the Borrower the financial accommodations as described in the Credit Agreement.

The Pledgor, a direct or indirect subsidiary of the Borrower, deems it to be in the direct pecuniary and business interests of the Pledgor that the Borrower obtain from the Lenders the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit, provided for in the Credit Agreement.

The Pledgor understands that the Lenders are willing to enter into the Credit Agreement and grant the financial accommodations provided for in the Credit Agreement only upon certain terms and conditions, one of which is that the Pledgor grant to the Administrative Agent, for the benefit of the Lenders, a security interest in the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of the Lenders entering into the Credit Agreement and each financial accommodation granted to the Borrower by the Lenders, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

2. Definitions. Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement, and (b) unless otherwise defined in the Credit Agreement, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” means, collectively, (a) the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, (b) the certificates representing the Pledged Securities, and (c) the dividends, cash, instruments and other property distributed in respect of and other proceeds of any of the foregoing.

“Event of Default” means an event or condition that constitutes an Event of Default as defined in Section 6.1 hereof.

“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by the Borrower to the Administrative Agent, the Swing Line Lender, the Issuing Lender or any Lender pursuant to the Credit Agreement and the other Loan Documents, and includes the principal of and interest on all Loans, and all obligations of the Borrower or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees, payable pursuant to the Credit Agreement or any other Loan Document; (d) all fees and charges in connection with Letters of Credit; (e) every other liability, now or hereafter owing to the Administrative Agent or any Lender by any Company or the Pledgor pursuant to the Credit Agreement or any other Loan Document; and (f) all Related Expenses.

“Pledged Securities” means all of the shares of capital stock or other equity interest of each direct Subsidiary of the Pledgor, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude shares of voting capital stock or other voting equity interests in any Foreign Subsidiary that is a CFC in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such Foreign Subsidiary, whether held directly or indirectly through a disregarded entity. As of the Closing Date, the existing Pledged Securities are listed on the attached Exhibit A.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; provided that Secured Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

3. Grant of Security Interest. In consideration of and as security for the full and complete payment of all of the Secured Obligations, the Pledgor hereby agrees that the Administrative Agent shall at all times have, and hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all of the Collateral. For the better protection of the Administrative Agent and the Lenders hereunder, and to the extent that the Pledged Securities are certificated, the Pledgor has executed appropriate transfer powers, in the form of the attached Exhibit B, with respect to the Pledged Securities and, concurrently herewith, is depositing the Pledged Securities and the aforesaid transfer powers with the Administrative Agent, for the benefit of the Lenders. The Pledgor authorizes the Administrative Agent, on behalf of the Lenders, at any time after the occurrence of an Event of Default, to transfer the Pledged Securities into the name of the Administrative Agent or the Administrative Agent’s nominee, but the Administrative Agent shall be under no duty to do so. Notwithstanding any provision or inference herein or elsewhere to the contrary, the Administrative Agent shall have no right to vote the Pledged Securities at any time unless and until an Event of Default shall have occurred and be continuing.

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4. Representations and Warranties. The Pledgor hereby represents and warrants to the Administrative Agent and each Lender as follows:

4.1. The Pledgor is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities, and the Pledged Securities are not subject to any Lien, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a Lien in the property or assets of the Pledgor that would include such Pledged Securities, except the security interest created by this Agreement or otherwise securing only the Administrative Agent and the Lenders.

4.2. All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

4.3. The Pledgor has full power, authority and legal right to pledge all of the Pledged Securities pursuant to the terms of this Agreement.

4.4. No consent, license, permit, approval or authorization, filing or declaration with any Governmental Authority, and no consent of any other Person, is required to be obtained by the Pledgor in connection with the pledge of the Pledged Securities hereunder, that has not been obtained or made, and is not in full force and effect.

4.5. The pledge, assignment and, if applicable, delivery of the Pledged Securities hereunder creates a valid first lien on, and a first perfected security interest in, the Pledged Securities and the proceeds thereof. Other than pursuant to the Loan Documents, the Pledgor has not granted any other Lien on the Pledged Securities.

4.6. The Pledged Securities constitute (a) one hundred percent (100%) of the equity interests or stock of each first-tier Foreign Subsidiary of the Pledgor (other than voting equity interests in any such Foreign Subsidiary that is a CFC in excess of sixty-five percent (65%)), and (b) one hundred percent (100%) of the outstanding capital stock or other equity interest owned by the Pledgor of each Domestic Subsidiary of the Pledgor.

4.7. The Pledgor fully anticipates that the Obligations will be repaid without the necessity of selling the Pledged Securities.

4.8. The Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that the Pledgor has incurred to the Administrative Agent and the Lenders. The Pledgor is not insolvent, as defined in any applicable state or federal statute, nor will the Pledgor be rendered insolvent by the execution and delivery of this Agreement to the Administrative Agent or any other documents executed and delivered to the Administrative Agent or the Lenders in connection herewith. The Pledgor is not engaged or about to engage in any business or transaction for which the assets retained by the Pledgor are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Administrative Agent and the Lenders incurred hereunder. The Pledgor does not intend to, nor does it believe that it will, incur debts beyond the Pledgor’s ability to pay such debts as they mature.

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4.9. If the Pledged Securities are “restricted securities” within the meaning of Rule 144, or any amendment thereof, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as determined by counsel for the Pledgor, the Pledgor further represents and warrants that (a) the Pledgor has been the beneficial owner of the Pledged Securities for a period of at least one year prior to the date hereof, (b) the full purchase price or other consideration for the Pledged Securities has been paid or given at least one year prior to the date hereof, and (c) the Pledgor does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledged Securities or any other securities convertible into securities of such class.

5. Additional Covenants of the Pledgor.

5.1. The Pledgor covenants and agrees to defend the right, title and security interest of the Administrative Agent and the Lenders in and to the Pledged Securities and the proceeds thereof, and to maintain and preserve the Lien provided for by this Agreement against the claim and demands of all Persons, so long as this Agreement shall remain in effect.

5.2. Except as expressly permitted by the Credit Agreement, the Pledgor covenants and agrees not to sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist any Lien, option or any other encumbrance with respect to any of the Pledged Securities, or any interest therein, or any proceeds thereof, except for the lien and Lien provided for by this Agreement and any security agreement securing only the Administrative Agent and the Lenders.

5.3. The Pledgor covenants and agrees (a) to cooperate, in good faith, with the Administrative Agent and the Lenders and to do or cause to be done all such other acts as may be necessary to enforce the rights of the Administrative Agent and the Lenders under this Agreement, (b) not to take any action, or to fail to take any action that would be adverse to the interest of the Administrative Agent and the Lenders in the Collateral and hereunder, and (c) to make any sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales at the Pledgor’s expense.

6. Events of Default and Remedies.

6.1. The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default.

6.2. The Administrative Agent, for the benefit of the Lenders, shall at all times have the rights and remedies of a secured party under the U.C.C. as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, any Note or any other Loan Document, or otherwise provided in law or equity.

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6.3. Upon the occurrence of an Event of Default hereunder, the Administrative Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral, at any time, or from time to time. No prior notice need be given to the Pledgor or to any other Person in the case of any sale of Collateral that the Administrative Agent determines to be declining speedily in value or that is customarily sold in any securities exchange, over-the-counter market or other recognized market, but in any other case the Administrative Agent shall give the Pledgor no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. The Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, the Administrative Agent or any Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights the Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, the Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as the Administrative Agent in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to the Pledgor, and the obligors on the Obligations shall remain liable for any deficiency. In addition, the Administrative Agent shall at all times have the right to obtain new appraisals of the Pledgor or the Collateral, the cost of which shall be paid by the Pledgor.

7. Power of Attorney. The Pledgor hereby authorizes and empowers the Administrative Agent, on behalf of the Lenders, to make, constitute and appoint any officer or agent of the Administrative Agent as the Administrative Agent may select, in its exclusive discretion, as the Pledgor’s true and lawful attorney-in-fact, with the power to endorse the Pledgor’s name on all applications, documents, papers and instruments necessary for the Administrative Agent to take actions with respect to the Collateral after the occurrence of an Event of Default, including, without limitation, actions necessary for the Administrative Agent to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person or Persons. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

8. Costs and Expenses. If the Pledgor fails to comply with any of its obligations hereunder, the Administrative Agent may do so in the name of the Pledgor or in the name of the Administrative Agent, on behalf of the Lenders, but at the Pledgor’s expense, and the Pledgor hereby agrees to reimburse the Administrative Agent and the Lenders in full for all expenses, including reasonable attorneys’ fees, incurred by the Administrative Agent and the Lenders in protecting, defending and maintaining the Collateral. Without limiting the foregoing, any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and expenses incurred in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Pledgor upon request of the Administrative Agent.

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9. Maximum Liability of the Pledgor and Rights of Contribution. It is the desire and intent of the Pledgor, the Administrative Agent and the Lenders that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of the Pledgor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then anything in this Agreement or any other Loan Document to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement by the Pledgor exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of the Pledgor from other affiliates of the Borrower) would not render the rights to payment of the Administrative Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law. The Pledgor hereby agrees that, in connection with the payments made hereunder, the Pledgor shall have a right of contribution from other Credit Parties, as appropriate, in accordance with applicable law. Such contribution rights shall be waived until such time as the Obligations have been irrevocably paid in full, and the Pledgor shall not exercise any such contribution rights until the Secured Obligations have been irrevocably paid in full.

10. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to the Administrative Agent or any Lender, mailed or delivered to it, addressed to the address of the Administrative Agent or any such Lender specified on the signature pages of the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day, otherwise the following Business Day)or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication, with telephonic confirmation of receipt. All notices pursuant to any of the provisions hereof shall not be effective until received.

11. No Waiver or Course of Dealing. No course of dealing between the Pledgor and the Administrative Agent or any Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any such Lender, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12. Remedies Cumulative. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that the Administrative Agent or the Lenders may have or acquire by operation of law, by other contract or otherwise. Each right, power or privilege may be exercised by the Administrative Agent and the Lenders either independently or concurrently with other rights, powers and privileges and as often and in such order as the Administrative Agent and the Lenders may deem expedient. All of the rights and remedies of the Administrative Agent and the Lenders with respect to the Collateral, whether established hereby or by the Loan Documents, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

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13. Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

14. Modifications. This Agreement may be amended or modified only by a writing signed by the Pledgor and the Administrative Agent. No waiver or consent granted by the Administrative Agent and the Lenders in respect of this Agreement shall be binding upon the Administrative Agent and the Lenders unless specifically granted in writing, which writing shall be strictly construed.

15. Assignment and Successors. This Agreement shall not be assigned by the Pledgor without the prior written consent of the Administrative Agent. This Agreement shall be binding upon the Pledgor and the successors and permitted assigns of the Pledgor, and shall inure to the benefit of and be enforceable and exercisable by the Administrative Agent on behalf of and for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. Any attempted assignment or transfer without the prior written consent of the Administrative Agent shall be null and void.

16. Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof.

17. Headings; Execution. The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement. This Agreement may be executed by facsimile signature, which, when so executed and delivered, shall be deemed to be an original.

18. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of the Pledgor, the Administrative Agent and the Lenders hereunder shall be governed by and construed in accordance with New York law. The Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in New York County, New York, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and the Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. The Pledgor agrees that a final, nonappealable judgment in any such action or proceeding in any state or federal court in the State of New York shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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JURY TRIAL WAIVER. THE PLEDGOR, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE PLEDGOR, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Pledge Agreement as of the date first set forth above.

Address:	910 West Legacy Center Drive Suite 500 Midvale, Utah 84047 Attention: President	MOPHIE INC. By: /s/ Randall L. Hales Randall L. Hales President

Signature Page to

Pledge Agreement

EXHIBIT A

PLEDGED SECURITIES

Name of Subsidiary	Jurisdiction of Subsidiary	Number of Shares	Certificate Number	Ownership Percentage
mophie LLC	Michigan	N/A	N/A	100%
mophie Technology Development Co., Ltd. (Shenzhen)	China	N/A	N/A	100%*
mophie Netherlands Cooperatie U.A.	Netherlands	N/A	N/A	99%*

* 100% of the equity interests or stock of each first-tier Foreign Subsidiary (other than voting equity interests in excess of 65% of any such Foreign Subsidiary that is a CFC) constitute Pledged Securities.

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EXHIBIT B

FORM OF STOCK TRANSFER POWER

FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers unto ___________________ (_______) Shares of the _________________________ Capital Stock of _______________________________________ standing in ___________ name on the books of said corporation and represented by Certificate No. _________ herewith and does hereby irrevocably constitute and appoint ________________ attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Date:	MOPHIE INC. By: Name: Title:

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